UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 April 22, 2004

                                 SWS GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

      DELAWARE                         No. 0-19483             No. 75-2040825

(State or other jurisdiction          (Commission             (IRS employer
of incorporation)                     File Number)           Identification No.)

                           1201 ELM STREET, SUITE 3500
                               DALLAS, TEXAS 75270
          (Address, including zip code, of principal executive office)
        ----------------------------------------------------------------
        Registrants' telephone number, including area code: 214-859-1800

                                 Not applicable
       -------------------------------------------------------------------
       (Registrant's former name or address, if changed since last report)


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Item 12. Results of Operations and Financial Condition.

      On April 22, 2004, SWS Group, Inc. ("SWS") issued a press release regarding its results of operations for the three and nine months ended March 26, 2004.

      The following information contained therein shall be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall be incorporated by reference in SWS' filings under the Securities Act of 1933, as amended:

            For the third quarter ended March 26, 2004, SWS reported net income of $1.5 million, or diluted earnings per share (EPS) of 9 cents, on revenues of $69.7 million, compared with a net loss of $710,000, or a loss of 4 cents per share, on revenues of $59.3 million in the prior year's third quarter.

            For the first nine months of fiscal 2004, SWS recorded revenues of $205.5 million, net income of $7 million and diluted EPS of 41 cents, compared with revenues of $191.4 million, a net loss of $171,000 or a loss of 1 cent per share in the same period of the prior fiscal year.

            Southwest Securities investment banking operations produced corporate finance transaction fees of more than $2 million in the quarter.

            Commissions earned were up 26 percent from those recorded in the prior year's third quarter, while net interest revenues increased 10 percent.

            The third quarter also benefited from a $1 million gain on the sale of $11.6 million in loans by FSB Financial, a subsidiary of First Savings Bank.

            Fiscal-year-to-date transactions processed by Southwest Securities, Inc. for correspondent broker/dealers totaled 22.7 million compared with
      19.1 million in the prior year period. Book value per share was $14.92 compared with $14.57 a year ago. Return on equity (ROE) was 2.33 percent for the quarter and 3.75 percent for the nine-month period compared with a negative ROE for the prior year periods.

            As previously disclosed, the company is continuing to cooperate with the SEC in its inquiries regarding certain mutual fund trading practices. Although SWS is unable to estimate the ultimate exposure related to the inquiries, the company believes the results could be material. SWS recorded an after-tax liability of $2 million in the third quarter for these issues.

            This release contains forward-looking statements regarding SWS' future overall performance. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of SWS or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of our control, including, but not limited to the ultimate resolution of the SEC inquiry discussed herein and those factors


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      discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the Securities and Exchange Commission.

      Pursuant to General Instruction B.6. of Form 8-K, the following information shall be deemed to be "furnished" and not "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended:

            A copy of the press release issued by SWS on April 22, 2004 is attached hereto as Exhibit 99.1.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SWS GROUP, INC.
                                     Date: April 22, 2004

                                     By: /s/ Kenneth R. Hanks
                                         -------------------------------------
                                         Kenneth R. Hanks
                                         Executive Vice President,
                                         Chief Financial Officer and Treasurer


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                                  EXHIBIT INDEX

EXHIBIT NO.              DESCRIPTION OF EXHIBIT

99.1                     SWS Group, Inc. Press Release Issued April 22, 2004